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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS





         We consent to the incorporation by reference in the Registration Statements of Nabors Industries, Inc. on Form S-8 (File Numbers 2-76080, 33-36229, 33-39316, 33-45097, 33-47821, 33-54884, 33-56000,33-87322 and
33-87324) of our reports dated November 27, 1995, on our audits of the consolidated financial statements and financial statement schedules of Nabors Industries, Inc. and Subsidiaries as of September 30, 1995 and 1994, and for each of the three years in the period ended September 30, 1995, which reports are included in this Annual Report on Form 10-K.





                                  COOPERS & LYBRAND L.L.P.



Houston, Texas
December 28, 1995